UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 9, 2009
Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION
(Exact Name of Registrant as Specified in Charter)
Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
500 Howard Street, San Francisco, CA		94105
(Address of principal executive offices)		(Zip Code)
(415) 278-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On October 9, 2009, Matthew McCauley, The Gymboree Corporation's (the "Company's") Chairman and Chief Executive Officer, established a Rule 10b5-1 sales plan for shares of the Company's common stock as part of a personal investment diversification strategy.  Rule 10b5-1 requires, among other things, that a trading plan be established only at a time when the officer is not aware of material, nonpublic information.  The plan specifies the term of the plan, which will expire January 31, 2011, the number of shares to be sold, and the times and prices at which shares may be sold.  The shares were acquired pursuant to restricted stock awards that were granted to Mr. McCauley from 2005 to 2009.

If all conditions of the plan are met, up to 180,000 shares may be sold under the plan, which would equal approximately 33% of the aggregate number of shares, including vested and unvested equity awards, that Mr. McCauley holds as of October 9, 2009.  Additional shares will be sold under the plan to satisfy Mr. McCauley's tax withholding obligations with respect to restricted stock awards that are scheduled to vest during the term of the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: October 15, 2009	By:	/s/ BLAIR W. LAMBERT
Name: Blair W. Lambert Title: Chief Operating Officer and Chief Financial Officer